UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PennantPark Floating Rate Capital Ltd.

(Exact name of registrant as specified in its charter)

Maryland	27-3794690
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1691 Michigan Avenue Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.375% Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A file number to which this form relates:

333-279726

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are 7.375% notes due 2031 (the “2031 Notes”) of PennantPark Floating Rate Capital Ltd., a Maryland corporation (the “Registrant”). The 2031 Notes are expected to be listed on the New York Stock Exchange and to trade thereon within 30 days of the original issue date under the trading symbol “PFLA”.

A description of the 2031 Notes is set forth under the headings “Description of the Notes,” “The Offering,” and “Certain U.S. Federal Income Tax Considerations” in the Registrant’s prospectus supplement dated May 27, 2026 (the “Prospectus Supplement”) and accompanying base prospectus dated July 17, 2024 (together with the Prospectus Supplement, the “Prospectus”) included in the Registrant’s registration statement on Form N-2 (File No. 333-279726) (as amended from time to time, the “Registration Statement”) as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The descriptions of the 2031 Notes contained in the Prospectus and in any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission under the Securities Act, are hereby incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of the Registrant *

3.2	Articles of Amendment to Articles of Amendment and Restatement of the Registrant**

3.3	Second Amended and Restated Bylaws of the Registrant***

4.1	Form of Share Certificate****

4.2	Indenture, dated as of March 23, 2021, by and between the Registrant and Equiniti Trust Company, LLC, as trustee.*****

4.3	Third Supplemental Indenture, dated June 1, 2026, between the Registrant and Equiniti Trust Company, LLC, as trustee.******

4.4	Form of 7.375% Notes due 2031 (included as part of Exhibit 4.3).

_________________

*

Previously filed on March 29, 2011 as Exhibit 99.(A) to the Registrant’s Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-170243) and incorporated by reference herein.

**	Previously filed on August 7, 2025 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 814-00891) and incorporated by reference herein.
***	Previously filed on May 11, 2020 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 814-00891) and incorporated by reference herein.
****

Previously filed on April 5, 2011 as Exhibit 99(D) to the Registrant’s Pre-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333-170243) and incorporated by reference herein.

*****	Previously filed on March 23, 2021 as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K and incorporated by reference herein.
******	Previously filed on June 1, 2026 as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 1, 2026	PENNANTPARK FLOATING RATE CAPITAL LTD.

	By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer & Treasurer